Exhibit 3.1

FOURTH Amended and Restated

BY-LAWS

OF

NCI BUILDING SYSTEMS, INC.

Effective as of February 25, 2014

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ARTICLE I

OFFICES

SECTION 1.      Registered Office.  The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 2.      Other Offices.  The corporation may also have offices at such other place or places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.      Time and Place of Meetings.  All meetings of the stockholders shall be held at such time, date and place, if any, either within or without the State of Delaware, as the board of directors shall designate and as shall be stated in the notice of the meeting.

SECTION 2.      Annual Meetings.  The annual meeting of the stockholders shall be held on such date, at such time and at such place, if any, as the board of directors of the corporation may determine.  At the annual meeting, the stockholders shall elect by a plurality vote by written ballot a board of directors and transact such other business as may properly be brought before the meeting.

SECTION 3.      Notice of Annual Meetings.  Notice of the annual meeting, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) shall be given to each stockholder of record entitled to vote at such meeting on the record date for determining stockholders entitled to notice of the meeting.  Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting and such notice may be given personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the General Corporation Law of the State of Delaware).

SECTION 4.     Special Meetings.  Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation (the “certificate of incorporation”) of the corporation, may be called at any time by the chief executive officer, by the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or by the secretary of the corporation at the written request of the holders of 25% of the outstanding voting power of the corporation.  Such request shall state the purpose or purposes of the proposed special meeting.  Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

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SECTION 5.      Notice of Special Meetings.  Notice of a special meeting, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and the purpose or purposes for which the meeting is being called shall be given to each stockholder of record entitled to vote at such meeting on the record date for determining stockholders entitled to notice of the meeting.  Unless otherwise provided by law, the certificate of incorporation or these by-laws, the notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting and such notice may be given personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the General Corporation Law of the State of Delaware).

SECTION 6.      Quorum.  The holders of a majority of the voting power of the stock entitled to be voted at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the person presiding over the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place, if any, of the adjourned meeting) until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for the determination of stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

SECTION 7.     Order of Business.  The order of business at annual meetings of stockholders and, so far as practicable, at other meetings of stockholders shall be determined by the chief executive officer.

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SECTION 8.      New Business.  At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting in accordance with this Section 8.  Proposals for business (other than the nomination of persons for the election of director) to be considered by the stockholders may be made at any annual meeting of stockholders by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 8 is delivered to the secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 8.  To be timely for an annual meeting of stockholders, a stockholder’s notice must be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice.  Disclosure of the date of the annual meeting in a filing with the Securities and Exchange Commission shall be sufficient for the purposes of this section.  A stockholder’s notice to the secretary shall set forth as (i) to each matter the stockholder proposes to bring before the annual meeting a description of the proposal desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the corporation, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (ii) as to the stockholder and the beneficial owner, if any, giving the notice (a) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (b) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such stockholder notice and on the record date for determining stockholders entitled to notice of the annual meeting (if such date shall have been made publicly available) by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on such dates, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (d) any financial interest of the stockholder and the beneficial owner, if any, in such proposal, (e) a representation whether the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (f) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such proposal, and (g) any other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The foregoing notice requirements of this Section 8 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

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The board of directors may reject any stockholder proposal not made strictly in accordance with the terms of this Section 8.  Alternatively, if the board of directors fails to consider the validity of any stockholder proposal, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that the stockholder proposal was not made in strict accordance with the terms of this section and, if he should so determine, he shall so declare at the annual meeting and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting.  This provision shall not prevent the consideration and approval or disapproval at the annual meeting such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.  Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

Notwithstanding the foregoing provisions of this Section 8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the maters set forth in this Section 8; provided, however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business considered pursuant to this Section 8, and compliance with this Section 8 shall be the exclusive means for a stockholder to submit proposed business.

SECTION 9.      Voting.  Except as otherwise provided in the certificate of incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the corporation held by him and registered in his name on the books of the corporation on the date fixed pursuant to the provisions of Section 5 of Article VII of these by-laws as the record date for the determination of stockholders entitled to vote at such meeting.  All elections for directors shall be decided by plurality vote, subject to the Stockholders Agreement, dated as of October 20, 2009, by and among the corporation and certain of its stockholders, as the same may be amended or waived from time to time (the “Stockholders Agreement”), if then in effect.  All other questions shall be decided by majority vote except as otherwise provided by the certificate of incorporation, the Stockholders Agreement, if then in effect or the laws of the State of Delaware.

Shares of its own stock belonging to the corporation or to another entity, if a majority of the shares entitled to vote in the election of directors or members of the governing body of such other entity is held directly or indirectly by the corporation, shall not be entitled to vote.  Any vote of the stockholders of the corporation may be given at any meeting of stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the secretary of the corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.  At all meetings of the stockholders, all matters, except where other provision is made by law, the certificate of incorporation, Section 3.1 and Section 6.1 of the Stockholders Agreement, if then in effect, or these by-laws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy and entitled to vote on the matter, a quorum being present.  Unless demanded by a stockholder of the corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot.  Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot.  Notwithstanding the foregoing provisions of this Section 9, subject to and in accordance with applicable law, any vote by written ballot can be satisfied by a ballot submitted by electronic transmission, if so authorized by the board of directors.

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SECTION 10.    List of Stockholders.  It shall be the duty of the secretary or other officer of the corporation who shall have charge of its stock ledger, either directly or through another officer of the corporation designated by him or through a transfer agent appointed by the board of directors, to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the corporation.  If the meeting is to be held at a place then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting.  The list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat.  Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 11.    Inspectors of Election.  The chairman may appoint two inspectors of election to act at each meeting of the stockholders, unless the board of directors shall have theretofore made such appointments.  Each inspector of election shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of election at the meeting with strict impartiality and according to the best of his ability.  Such inspectors of election, if any, shall take charge of the ballots, if any, at the meeting, and after the balloting on any question, shall count the ballots cast and shall make a report in writing to the secretary of the meeting of the results of the balloting.  An inspector of election need not be a stockholder of the corporation, and any officer of the corporation may be an inspector of election on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

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ARTICLE III

BOARD OF DIRECTORS

SECTION 1.      Powers.  The business and affairs of the corporation shall be managed by its board of directors, which shall have and may exercise all powers of the corporation and take all lawful acts as are not by statute or the certificate of incorporation directed or required to be exercised or taken by the stockholders.

SECTION 2.      Number, Tenure, Qualification and Composition.  The number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by directors holding a majority of the votes that can be cast by all members of the board of directors, subject to Section 6.1(ix) of the Stockholders Agreement, if then in effect.

The directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of shareholders, the term of office of the second class to expire at the 1994 annual meeting of shareholders and the term of office of the third class to expire at the 1995 annual meeting of shareholders, with each director to hold office until his or her successor shall have been duly elected and qualified.  At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.  No person may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall have surpassed the age of 78.

The composition of the board shall include at least two Unaffiliated Shareholder Directors, pursuant to Section 3.1(c) of the Stockholders Agreement, if then in effect, and shall reflect the Investor Director Number (as defined in the Stockholders Agreement) pursuant to Section 3.1(b)(i) of the Stockholders Agreement, if then in effect

SECTION 3.     Resignations.  Any director may resign at any time by giving notice in writing or by electronic transmission of his resignation to the corporation, effective at the time specified therein or, if not specified, immediately upon its receipt by the corporation.  Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

SECTION 4.      Nominations.  (i) Replacements.  If a person is to be appointed to the board of directors because of a vacancy existing on the board, nomination shall be made only (i) in accordance, to the extent applicable, with Section 3.1(b)(i)-(ii) and Section 3.1(c)(ii) of the Stockholders Agreement, if then in effect, and (ii) in all other cases, by the board of directors or by a nominating and corporate governance committee of the board of directors (the board of directors as a whole or such committee of the board being referred to herein as the “nominating committee”) pursuant to the affirmative vote of the majority of votes that can be cast by the entire membership of the nominating committee.

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(ii) Nominating Committee.  The nominating committee shall make nominations for the directors to be elected by the stockholders of the corporation at an annual meeting of the stockholders as provided in this section and in accordance, to the extent applicable, with the provisions of Section 3.1(b)(i) and Section 3.1(c)(iii) of the Stockholders Agreement, if then in effect.

The nominating committee shall select the nominees for election as directors in accordance, to the extent applicable, with Sections 3.1(b)(i)-(ii) and Sections 3.1(c)(i)-(iii) of the Stockholders Agreement, if then in effect.  Except in the case of a nominee substituted as a result of the death, incapacity, disqualification or other inability to serve as a nominee, the nominating committee shall deliver written nominations to the secretary at least 30 days prior to the date of the annual meeting.  Nominees substituted as a result of the death, incapacity, disqualification or other inability to serve as a nominee shall be delivered to the secretary as promptly as practicable.  No nominees for directors except those made (A) by the nominating committee in accordance, to the extent applicable, with Sections 3.1(b)(i)-(ii) and Section 3.1(c)(i)- (iii) of the Stockholders Agreement, if then in effect, or (B) by stockholders, in accordance with clause (iii) of this Section 4 shall be voted upon at the annual meeting.  Ballots bearing the names of all the persons nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 4 by the nominating committee and by stockholders shall be provided for use at the annual meeting.

(iii) Stockholder Nominations.  Nominations of individuals for election to the board of directors of the corporation at an annual meeting of stockholders may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Section 4.  To be timely for any annual meeting of stockholders, a stockholder’s notice shall be delivered to, or mailed and received at, the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice.  Disclosure of the date of the annual meeting in a filing with the Securities and Exchange Commission shall be sufficient for the purposes of this section.  Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the classes and number of shares of capital stock of the corporation that are owned of record and beneficially owned by such person on the date of such stockholder notice, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Section 14 under the Exchange Act, and (e) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder and beneficial owner, if any, giving the notice (a) the name and address, as they appear on the corporation’s books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, (b) the class and number of shares of the stock that are held of record, beneficially owned and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been made publicly available) by the stockholder and by any other stockholders known by such stockholder to be supporting such nomination on such dates, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the corporation, (d) any financial interest of the stockholder in such nomination, (e) a representation whether the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (f) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies or votes from stockholders in support of such nominee, and (g) any other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to the Exchange Act.  The corporation may require any proposed nominee to furnish such other information as the corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

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Notwithstanding anything in the second sentence of this Section 4(iii) to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under this Section 4(iii) and there is no public announcement by the corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 4(iii) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the board of directors or any committee thereof or stockholders pursuant to Article II, Section 4 hereof or (2) provided that the board of directors or stockholders pursuant to Article II, Section 4 hereof has determined that directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 4(iii) is delivered to the secretary of the corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 4(iii).  In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by this Section 4(iii) shall be delivered to the secretary at the principal offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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Subject to compliance, to the extent applicable, with Sections 3.1(b) and 3.1(c) of the Stockholders Agreement, if then in effect, the board of directors may reject any nomination by a stockholder not made in strict accordance with the terms of this Section 4.  Alternatively, if the board of directors fails to consider the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in strict accordance with the terms of this Section 4, and, if he should so determine, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

(iv) No person shall be elected as a director of the corporation unless nominated in accordance with the terms set forth in this Section 4.  Only persons nominated in accordance with the procedures set forth in this Section 4 shall be eligible for election as directors at an annual or special meeting.

SECTION 5.      Removal.  Any director, or the entire board of directors, may be removed, with or without cause, by the affirmative vote of the holder or holders of 80% of the outstanding voting power of the corporation; provided, however, that for so long as the Stockholders Agreement is in effect and for so long as the Unaffiliated Shareholders’ Voting Interest (as defined in the Stockholders Agreement) is equal to or greater than 5 percent, an Unaffiliated Shareholder Director may not be removed except by the affirmative vote of an Unaffiliated Shareholder or Unaffiliated Shareholders (each, as defined in the Stockholders Agreement) holding 80 percent of all of the Unaffiliated Shareholders’ Voting Interest.  The vacancy in the board of directors caused by the removal of an Investor Director or Unaffiliated Shareholder Director (each as defined in the Stockholders Agreement) shall be filled in accordance, to the extent applicable, with Section 3.1(b)(ii) and Section 3.1(c)(ii) of the Stockholders Agreement, respectively, if then in effect, and otherwise by the board of directors as provided in Section 6 of this Article III.

SECTION 6.      Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only in accordance, to the extent applicable, with Article III of the Stockholders Agreement, if then in effect, and in all other cases, by directors holding a majority of votes that may be cast by all members of the board of directors then in office though less than a quorum or by a sole remaining director.  Any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which he has been elected expires and until such director’s successor shall have been duly elected and qualified.

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MEETINGS OF THE BOARD OF DIRECTORS

SECTION 7.      Time and Place of Meetings.  The board of directors of the corporation may hold meetings, both regular and special, at such date, time and place, if any, as it determines.

SECTION 8.     Annual Meetings.  The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.  If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

SECTION 9.      Regular Meetings - Notice.  Regular meetings of the board of directors may be held without notice.

SECTION 10.    Special Meetings - Notice.  Special meetings of the board of directors may be called by the chairman of the board, the chief executive officer or directors holding a majority of the votes that can be cast by all members of the board of directors on 12 hours’ notice to each director, either personally, by telephone or other means of electronic transmission; special meetings shall be called by the secretary in like manner and on like notice at the request in writing or by electronic transmission of the chairman of the board, the chief executive officer or directors holding a majority of the votes that can be cast by all members of the board of directors.  Notice of any such meeting need not be given to any director, however, if waived by him in writing or by electronic transmission or if he shall be present at the meeting (except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened).

SECTION 11.    Quorum and Manner of Acting.  At all meetings of the board of directors, directors holding fifty percent (50%) or more of the total number of votes that can be cast by all of the members of the board of directors (provided that at least one-third (1/3) of the directors are present at the meeting) shall constitute a quorum for the transaction of business, and the act of the directors holding a majority of the votes that can be cast by all members of the board of directors present at any meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the certificate of incorporation, these by-laws or the Stockholders Agreement, if then in effect.  If a quorum shall not be present at any meeting of the board of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 12.    [reserved]

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SECTION 13.    Remuneration.  Unless otherwise expressly provided by resolution adopted by the board of directors, none of the directors shall, as such, receive any stated remuneration for his services; but the board of directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the corporation, either as his annual remuneration as such director or member of any committee of the board of directors or as remuneration for his attendance at each meeting of the board of directors or any such committee.  The board of directors may also likewise provide that the corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting.  Nothing in this section shall be construed to preclude any director from serving the corporation in any other capacity and receiving remuneration therefor.

SECTION 14.    Board Observer.  If provided by, and in accordance with, Section 3.1(b)(iii) and Section 3.1(d)(i) of the Stockholders Agreement, if then in effect, the Investor (as defined in the Stockholders Agreement) shall have the right to designate an individual (a “Board Observer”) who may attend (without voting rights) each meeting of the board of directors or any committee thereof.  Each Board Observer shall be entitled to reimbursement for its participation and related expenses as if such Board Observer were a director of the corporation.

SECTION 15.    Appointment of Lead Director or Chairman of Executive Committee.  Pursuant to and in accordance with Section 3.1(b)(v) of the Stockholders Agreement, if then in effect, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. shall have the right, in their sole discretion, to cause one of the Investor Directors (as defined in the Stockholders Agreement) serving on the Executive Committee of the board of directors to have the title “Chairman of the Executive Committee” or to cause one of the Investor Directors serving on the board of directors to have the title “Lead Director.”

COMMITTEES OF DIRECTORS

SECTION 16.    How Constituted.  The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The composition of each committee shall be determined in accordance with Section 3.1(d) of the Stockholders Agreement, if then in effect.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee in accordance, to the extent applicable, with the Stockholders Agreement, in then in effect.  If no alternate be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint in accordance with the Stockholders Agreement, if then in effect, another member of the board of directors to act at the meeting in the place of any such absent or disqualified member; provided, that any such director so appointed meets the requirements for membership on such committee as set forth in such committee’s charter and applicable law or stock exchange listing requirements.  Any committee, to the extent provided in the resolution of the board of directors and not prohibited by law or the Stockholders Agreement, if then in effect, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it.  At any meeting of a committee, the members of the committee holding a majority of the votes that can be cast by all members of the committee shall constitute a quorum for the transaction of business, and the act of the members holding a majority of the votes that can be cast by all members of the committee present at any meeting at which a quorum is present shall be the act of the committee.

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SECTION 17.    Powers.  Each committee shall have such powers and responsibilities as the board of directors may from time to time authorize, subject to the certificate of incorporation and Section 6.1 and, to the extent applicable, Section 3.1(d) of the Stockholders Agreement, if then in effect.  Each committee, except as otherwise provided in this Section 17, shall have and may exercise such powers of the board of directors as may be provided by resolution or resolutions of the board of directors.

SECTION 18.    Minutes of Committees.  Each committee shall keep regular minutes of its meetings and proceedings and report the same to the board of directors at the next meeting thereof.

GENERAL

SECTION 19.    Actions Without a Meeting.  Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the board of directors or any committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 20.    Presence at Meetings by Means of Communications Equipment.  Members of the board of directors, or of any committee designated by the board of directors, may participate in a meeting of the board of directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear one another.  Participation in a meeting conducted pursuant to this section shall constitute presence in person at the meeting.

ARTICLE IV

NOTICES

SECTION 1.     Type of Notice.  Except as otherwise specifically provided herein or required by law, all notices required to be given pursuant to these by-laws shall be in writing or by electronic transmission and may in every instance be effectively given by hand delivery (including use of a courier service), by depositing such notice in the mail, postage prepaid, or by sending such notice by electronic transmission or facsimile.  Any such notice shall be addressed to the person to whom notice is to be given at such person’s address as it appears on the records of the corporation.  The notice shall be deemed given (i) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting such notice on behalf of such person, (ii) in the case of delivery by mail, when deposited in the mail, and (iii) in the case of delivery via electronic transmission, in accordance with applicable law.

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SECTION 2.     Waiver of Notice.  Whenever any notice is required to be given under the provisions of any applicable statute, the certificate of incorporation or these by-laws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, personal delivery or electronic transmission may constitute such a waiver.

SECTION 3.      Authorized Notices.  Unless otherwise specified herein, the secretary or such other person or persons as the chief executive officer designates shall be authorized to give notices for the corporation.

ARTICLE V

OFFICERS

SECTION 1.      Description.  The elected officers of the corporation may include a chief executive officer, a chief operating officer, a president, one or more vice presidents, with or without such descriptive titles as the board of directors shall deem appropriate, a secretary and a treasurer and, if the board of directors so elects a chairman of the board (who shall be a director) and a controller.  The board of directors by resolution may also appoint one or more assistant secretaries, assistant treasurers, assistant controllers and such other officers and agents as from time to time may appear to be necessary or advisable in the conduct of the affairs of the corporation.  Any two or more offices may be held by the same person.  Unless otherwise provided in a resolution of the board of directors or a written or electronically transmitted directive of the chief executive officer, each of the officers of the corporation shall have general authority to agree upon and execute all bonds, evidences of indebtedness, deeds, leases, contracts, and other obligations in the name of the corporation and affix the corporate seal thereto.

SECTION 2.      Election.  The board of directors at its first meeting after each annual meeting of stockholders shall elect and appoint the officers to fill the positions designated in Section 1 of this Article V.

SECTION 3.      Salaries.  The board of directors shall fix all salaries of all elected officers of the corporation.

SECTION 4.      Term.  An officer of the corporation shall hold office until he resigns or his successor is chosen and qualified or until his earlier removal.  Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors.  The board of directors shall fill any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise.

SECTION 5.      Duties of the Chairman.  The chairman of the board shall preside when present at all meetings of stockholders and of the board of directors.  He shall advise and counsel the chief executive officer and chief financial officer and other officers of the corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the board of directors.

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SECTION 6.      Duties of the Chief Executive Officer.  The chief executive officer shall have responsibility for and general supervision of the affairs of the corporation and shall have general and active executive charge, management, and control of all the business, operations, and properties of the corporation with all such powers as may be reasonably incident to such responsibilities, subject to the provisions of these by-laws and the control of the board of directors.  Unless a chairman of the board shall have been elected, the chief executive officer shall preside, when present, at all meetings of stockholders and at all meetings of the board of directors (if the chief executive officer is a director).  The chief executive officer shall be the ranking officer of the corporation, to whom all other officers shall be subordinate, and he shall be responsible for and see that all orders and resolutions of the stockholders and the board of directors are carried into effect.  The chief executive officer shall have the power and authority to cause the employment or appointment of such employees and agents of the corporation as the proper conduct of operations may require; to terminate, remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause any officer subordinate to the chief executive officer, pending final action by the board of directors or such other authority as shall have elected or appointed such officer; to delegate any of the foregoing powers and authority to any other officer or agent of the corporation; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation (except as otherwise provided in these by-laws or in resolutions or written or electronically transmitted directives of the board of directors), as may be designated in accordance with these by-laws, and as from time to time may be assigned to him by the board of directors.  In the absence of the chief executive officer, his duties shall be performed and his powers may be exercised by the chief operating officer, if different from the chief executive officer, by the president in the absence of the chief operating officer, or otherwise by such other officer as the chief executive officer shall designate in writing or by electronic transmission or (failing such designation) by the executive committee (if any has been appointed) or such officer as it may designate in writing or by electronic transmission, subject, in either case, to review and superseding action by the board of directors.

SECTION 7.     Duties of the Chief Operating Officer.  The chief operating officer shall have general, active supervision of and responsibility for the business operations of the corporation, subject to the review and approval of the chief executive officer.  The chief operating officer shall have the same authority and powers with respect to the conduct of the business operations of the corporation as has the chief executive officer with respect to its affairs generally.  As such, he shall have all such powers and authority as may be reasonably incident to such responsibilities and as usually appertain to the chief operating officer of a corporation (except as otherwise provided in these by-laws or in resolutions or written or electronically transmitted directives of the board of directors or chief executive officer), as well as other powers and authority as may be designated in accordance with these by-laws and as from time to time may be assigned to him by the board of directors or the chief executive officer.  If he is also a director of the corporation, he shall preside, in the absence of any other person designated by these by-laws, at all meetings of the board of directors and stockholders.  The chief operating officer shall report to the chief executive officer and otherwise shall be the ranking officer of the corporation to whom all other officers shall be subordinate.  In the absence of a chief operating officer, his duties shall be performed by the president of the corporation.

SECTION 8.      Duties of the President.  The president shall be the chief executive officer and/or the chief operating officer of the corporation, unless a chief executive officer and/or a chief operating officer is otherwise elected.  The president shall have all powers and authority as usually appertain to the president of a corporation (except as otherwise provided in these by-laws or in resolutions or written or electronically transmitted directives of the board of directors or chief executive officer), as well as other powers and authority as may be designated in accordance with these by-laws and as from time to time may be assigned to him by the board of directors or the chief executive officer.  He shall have the power and authority to sign stock certificates.

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SECTION 9.      Duties of Vice President - Finance.  There may be designated a vice president finance, who, if so designated, shall be the chief financial officer of the corporation and may be the chief accounting officer of the corporation if so designated by the board of directors.  He shall have active control of and responsibility for all matters pertaining to the financial affairs of the corporation and its subsidiaries.  His authority shall include the authorities of the treasurer and controller.  He shall be responsible for approval of all filings with governmental agencies.  He shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten, facsimile or electronically transmitted signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged.  He shall report to the president and the board of directors of the corporation at their request on all financial matters of the corporation.

SECTION 10.    Duties of Vice Presidents and Assistant Vice Presidents.  In the absence of the chief executive officer or chief financial officer or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board, or in the absence of any designation, in the order of their election) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the board of directors or the president may from time to time prescribe.

SECTION 11.    Duties of Secretary and Assistant Secretaries.  The secretary or an assistant secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all proceedings of the meetings of the stockholders of the corporation, and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the committees of the board of directors when required.  The secretary shall be under the supervision of the chief executive officer and shall perform such other duties as may be prescribed by the chief executive officer.  The secretary shall have charge of the seal of the corporation and have authority to affix the seal to any instrument requiring it.  When so affixed, the seal shall be attested by the signature of the secretary or treasurer or an assistant secretary or assistant treasurer, which may be a facsimile.  The secretary shall keep and account for all books, documents, papers and records of the corporation except those for which some other officer or agent is properly accountable.  The secretary shall have authority to sign stock certificates, and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

Assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall assist the secretary, and in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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SECTION 12.    Duties of Treasurer and Assistant Treasurers.  The treasurer shall have the responsibility for and custody over all assets of the corporation, and the responsibility for handling of the liabilities of the corporation.  He shall cause proper entries of all receipts and disbursements of the corporation to be recorded in its books of account.  He shall have the responsibility for all matters pertaining to taxation and insurance.  He shall have the authority to endorse for deposit or collection, or otherwise, all commercial paper payable to the corporation, and to give proper receipts or discharges for all payments to the corporation.  He shall be responsible for all terms of credit granted by the corporation and for the collection of all its accounts.  He shall have the authority to execute and deliver bonds, deeds, contracts and stock certificates of and for the corporation, and to affix the corporate seal thereto by handwritten, facsimile or electronically transmitted signature and all other powers customarily appertaining to his office, except to the extent otherwise limited or enlarged.  The treasurer shall be under the supervision of the vice president - finance and he shall perform such other duties as may be prescribed to him by the vice president - finance, if one be designated.

Assistant treasurers, in the order of their seniority shall assist the treasurer; and in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer.

SECTION 13.    Duties of Controller and Assistant Controllers.  The controller shall be responsible for all matters pertaining to the accounts of the corporation, its subsidiaries and divisions, with the supervision of the books of account, their installation, arrangement and classification.  If so designated by the board of directors, the controller shall be the chief accounting officer of the corporation.  The controller shall maintain adequate records of all assets, liabilities and transactions; see that an adequate system of internal audit thereof is currently and regularly maintained; coordinate the efforts of the corporation’s independent public accountants in its external audit program; receive, review and consolidate all operating and financial statements of the corporation and its various departments and subsidiaries; and prepare financial statements, reports and analyses.  The controller shall have supervision of the accounting practices of the corporation and of each subsidiary and division of the corporation, and shall prescribe the duties and powers of the chief accounting personnel of the subsidiaries and divisions.  The controller shall cause to be maintained an adequate system of financial control through a program of budgets, financial planning and interpretive reports.  The controller shall initiate and enforce accounting measures and procedures whereby the business of the corporation and its subsidiaries and divisions shall be conducted with the maximum efficiency and economy.  The controller shall have all other powers customarily appertaining to the office of controller, except to the extent otherwise limited or enlarged.  The controller shall be under the supervision of the vice president - finance, if one be designated.

The assistant controllers, in the order of their seniority, shall assist the controller, and if the controller is unavailable, perform the duties and exercise the powers of the controller.

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ARTICLE VI

INDEMNIFICATION

SECTION 1.      Right to Indemnification.    The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Section 3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the corporation.

SECTION 2.      Prepayment of Expenses.    The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

SECTION 3.     Claims.    If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law.  In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

SECTION 4.      Nonexclusivity of Rights.    The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5.      Other Sources.  The corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person collects as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

SECTION 6.      Amendment or Repeal.    Any repeal or modification of the provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

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SECTION 7.      Other Indemnification and Advancement of Expenses.    This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

CAPITAL STOCK

SECTION 1.      Certificates.  The board of directors may provide by resolution that some or all of any or all classes or series of its stock will be uncertificated shares.  However, any such resolution will not apply to shares represented by a certificate until that certificate is surrendered to the corporation.  Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board or vice-chairman of the board, the president or a vice president and by the secretary or an assistant secretary or the treasurer or assistant treasurer of the corporation, certifying the number of shares owned by him in the corporation.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.  Within a reasonable time after the issuance or transfer of shares of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth on the certificate by the General Corporation Law of the State of Delaware.

SECTION 2.      Facsimile Signatures.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3.     Replacement of Lost, Stolen or Destroyed Certificates.  The board of directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates of stock theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate of stock or uncertificated shares.

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SECTION 4.      Transfers.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation, subject to any proper restrictions on transfer, to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares will be cancelled and issuance of new equivalent uncertificated shares or certificated shares will be made to the person entitled thereto and the transaction will be recorded upon the books of the corporation.

SECTION 5.      Record Date.  In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

SECTION 6.      Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, to the fullest extent permitted by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 1.      Dividends.  Dividends upon the capital stock of the corporation, if any, may be declared by the board of directors, pursuant to applicable law and subject to Section 3.1(b)(iv) and Section 6.1 of the Stockholders Agreement, if then in effect, the certificate of incorporation and these by-laws.  Dividends may be paid in cash, in property, or in shares of the capital stock or other securities.

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SECTION 2.     Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the board of directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the board of directors shall think conducive to the interest of the corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3.      Annual Statement.  The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

SECTION 4.      Checks.  All checks or demands for money and promissory notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time prescribe.

SECTION 5.      Fiscal Year.  The fiscal year of the corporation shall be determined by the board of directors.

SECTION 6.      Corporate Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization, and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

SECTION 7.      Certificate of Incorporation.  These by-laws are subject to the terms of the certificate of incorporation, as amended, of the corporation.

SECTION 8.      Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept in electronic form or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 9.     Stockholders Agreement.  The corporation shall be bound by and act in accordance with the provisions of the Stockholders Agreement for so long as it is in effect.  If any provision of these by-laws of the corporation shall conflict with any provision of the Stockholders Agreement, if then in effect, the applicable provision of the Stockholders Agreement shall control, provided that such provision is not contrary to applicable law or otherwise unenforceable.

ARTICLE IX

AMENDMENTS

The by-laws may be altered, amended or repealed or new by-laws adopted only in accordance with the certificate of incorporation of the corporation and any other requirements specified in these by-laws or by applicable law.

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CERTIFICATION

I, Todd R. Moore, Secretary of NCI Building Systems, Inc., hereby certify that the foregoing is a true, accurate and complete copy of the By-Laws of NCI Building Systems, Inc., as amended and restated by its Board of Directors as of February 25, 2014.

/s/ Todd R. Moore
Todd R. Moore, Secretary

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